Harris & Harris Group Invests in Unique

NYC Biotech Accelerator

NEW YORK, NY — July 29, 2014 — Harris & Harris Group, Inc. (NASDAQ:TINY), an investor in transformative companies enabled by disruptive science, today announced that it is one of the founding investors in the expansion of Accelerator Corporation, an investment vehicle for emerging biotechnology companies, into New York City. Accelerator is the result of collaboration between a consortium of top-tier venture capital and corporate investors, scientific thought leaders, and executive managers who will identify, finance and manage the development of a select group of early stage biotechnology companies. As part of its participation, Harris & Harris Group Managing Director Misti Ushio, Ph.D., will join the board of Accelerator in New York City.

Corporate participants in Accelerator’s New York City operations include Johnson & Johnson Development Company, Pfizer Inc, and Eli Lily and Company. Harris & Harris Group is joined by several additional investors, including ARCH Venture Capital, Alexandria Real Estate Equities, Inc., and The Partnership Fund for New York City, all of which are private entities. In New York City, Accelerator is starting with an aggregate $30 million financial commitment from its investors.

Doug Jamison, chief executive officer of Harris & Harris Group, said, "Harris & Harris Group has a strong history of investing in and building new companies. Getting involved in Accelerator is an exciting new opportunity to further advance our participation in the promise of innovative new life sciences companies at an early stage.”

In addition to funding, Accelerator provides a turnkey solution for early-stage biotech companies, including access to state-of-the-art facilities and office space, experienced startup management, and scientific and technical expertise and support. By providing all of the critical resources needed in one place, Accelerator fast tracks researchers to achieve their milestones and vision.

Ushio added, “For years, New York City has been home to many research hospitals, universities and other organizations that are developing important life sciences breakthroughs. However, because of a lack of dedicated resources, many feel they cannot build their businesses here. Leveraging its success in other cities, the innovative Accelerator program will enable these companies to remain in New York, where they will get the infrastructure, managerial talent and financial support they need to develop their businesses."

About Harris & Harris Group

Harris & Harris Group, Inc. is a publicly traded venture capital firm that is also a business development company. Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com and by following on Facebook at www.facebook.com/harrisharrisvc and on Twitter @harrisandharrisgroup.

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including, but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The references to the websites www.HHVC.com and www.Facebook.com have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Harris & Harris Group is not responsible for the contents of third party websites.

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Jessica Attanasio

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Gregory FCA

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